Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

eXoZymes Inc.

Monrovia, California

We consent to the incorporation by reference in the registration statements on Form S-8 pertaining to the 2020 Equity Incentive Plan and the 2025 Equity Incentive Plan of eXoZymes Inc., (Registration Statements 333-286743 and 333-292165) and the Registration Statement on Form S-3 (Registration Statement 333-292781) of our report dated March 30, 2026 relating to the consolidated financial statements of eXoZymes Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ RBSM LLP

Las Vegas, Nevada
March 30, 2026